Exhibit 99.1

ECD Automotive Design Enters Into a Strategic Relationship with One Drivers Club for First Retail Launch, Bringing a Unique Design Center Experience to West Palm Beach

Kissimmee, FL – December 3, 2024 - ECD Automotive Design, Inc. (Nasdaq: ECDA), (“ECD” or the “Company”), an industry leader in building and selling restored, modified and electrified Land Rover Defenders, Jaguar E-Types, Ford Mustangs, and Toyota FJs is set to debut its first retail presence through a strategic relationship with One Drivers Club in West Palm Beach. This strategic collaboration positions ECD as a new, prestigious retailer at One Drivers Club’s luxury automotive destination, marking a significant expansion for ECD into retail and physical experiences for both companies.

The 4,800-square-foot space near “Billionaire’s Row” will serve as both a shared clubhouse, sales showroom and an immersive design center. This showroom will allow ECD clients to personalize custom builds across ECD’s lineup—from Land Rover Defenders and Jaguar E-Types to Mustangs and Toyota FJs. The strategic relationship leverages One Drivers Club's high-traffic location and robust national membership, providing ECD an introduction to a discerning community of car collectors and enthusiasts.

Tom Humble, Founder and Chief Experience Officer at ECD, comments, “This collaboration with One Drivers Club is a milestone for ECD. By establishing our first physical location, we’re elevating our sales experience, offering clients the chance to engage hands-on with our bespoke design process. This move aligns with our commitment to an end-to-end, concierge-level service that takes luxury car restoration to the next level.”

“Welcoming ECD as a front-of-house retailer at One Drivers Club is an exciting step in elevating our Members’ experience. ECD’s prestigious reputation and unparalleled design expertise perfectly complements our commitment to a seamless, end-to-end driving experience,” adds John Belniak, CEO, One Drivers Club. “Our Members now have access to additional resources for collection management and an exceptional design showroom to explore their next custom build.”

In addition to showcasing ECD’s custom design services, the shared showroom will host a curated display of One Drivers Club’s vehicle collection, blending ECD’s design-forward approach with One Drivers Club’s dedication to superior collection management. The collaboration opens up the potential for joint events and programs that deepen engagement and expand services for One Drivers Club’s Members and new ECD clients, locally and nationwide.

About ECD Automotive Design

ECD, a public company trading under the symbol ECDA on the Nasdaq Stock Market, is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rovers Defenders, Land Rover Series IIA, the Range Rover Classic, the Jaguar E-Type and we have recently added the Ford Mustang and Toyota FJs. Each vehicle produced by ECD is fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence ("ASE") craftsmen. The company was founded in 2013 by three British “gear heads” whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the "Rover Dome," is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 90 talented craftsmen and technicians, who hold a combined 61 ASE and five master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration.

About One Driver’s Club

One Drivers Club is the premier destination for automotive enthusiasts who view their vehicles as not just machines, but drivers of their lifestyles. With facilities located in Bedford, NY,

Chicago, IL, Palm Beach, FL, and Seattle WA, One Drivers Club redefines luxury car care through unparalleled concierge storage and full-service collection management. Beyond exceptional car care, One Drivers Club is a community—a place where like-minded drivers connect over shared passions and Members celebrate the art and prestige of driving, collecting,

and owning remarkable vehicles..

For more information on ECD Automotive Design, Inc., visit www.ecdautodesign.com.

Investor Contact:
Brian M. Prenoveau, CFA
MZ Group – MZ North America
ECDA@mzgroup.us

For more information on One Drivers Club visit www.onedriversclub.com.

Contact:
John Belniak

john@onedriversclub.com

One Drivers Club

+1.914.356.7689